EXHIBIT 10.1

SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Second Amendment”) is entered into as of June 26, 2013 (the “Second Amendment Effective Date”), by and among the following:  (i) WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), (ii) SOUTHERN FRAC, LLC, a Texas limited liability company (the “Borrower”), (iii) GENERAL FINANCE CORPORATION, a Delaware corporation (“GFN”), and (iv) GFN MANUFACTURING CORPORATION, a Delaware corporation (“GFN Mfg” and, together with GFN, the “Guarantors”)(the Borrower and the Guarantors shall be collectively referred to herein as the “Loan Parties”).

Recitals

Reference is made to the following:

A.
Lender, Borrower and Guarantors have entered into that certain Credit and Security Agreement, dated as of October 1, 2012 (the “Credit Agreement”), as amended by that certain First Amendment to Credit and Security Agreement, dated as of February 22, 2013.

B.
Borrower has requested that it be allowed to prepay all of the Indebtedness related to the Equipment Term Loan and the CAPEX Loan in an aggregate amount equal to $334,862.56 as of the Second Amendment Effective Date and that the cash held in the Restricted Account be released and used to pay down the Indebtedness in an aggregate amount equal to $350,000.00 and to re-pay certain inter-company indebtedness back to GFN in an aggregate amount equal to $650,000.00 (the “Agreed Prepayment”).

C.
Subject to the terms conditions and limitations set forth herein, Lender is willing to consent to the prepayments and the release of the cash in the Restricted Account, as detailed in Recital B above, and amend the Credit Agreement to accommodate the effects of such transactions as set forth in this Second Amendment.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Lender and the Loan Parties, intending to be legally bound, agree to the accuracy and completeness of the above Recitals, and further agree as follows:

1.           DEFINITIONS.  All capitalized terms used but not otherwise defined in this Second Amendment shall have the meanings ascribed to them in the Credit Agreement.

2.           CONSENT TO RELEASE OF THE CASH IN THE RESTRICTED ACCOUNT.  Subject to the terms, conditions and limitations contained in this Second Amendment (including, without limitation, the full and timely satisfaction of each of the conditions precedent specified in Article 4 of this Second Amendment) and the Credit Agreement, Lender hereby:  (a) acknowledges that the conditions to the release of the cash in the Restricted Account set forth in Section 6.12(c)(iv) of the Credit Agreement are hereby met;  (b) consents to the release of the cash in the Restricted Account;  and (c) consents to the one-time payment Agreed Prepayment in the amount of $650,000 to GFN by the Borrower promptly following the Second Amendment Effective Date.

3.           AMENDMENTS TO CREDIT AGREEMENT.

a.           As of the Second Amendment Effective Date, Schedule 1.1 to the Credit Agreement is hereby amended by adding definitions of “Equipment Appraisal Condition”, “Second Amendment”, and “Second Amendment Effective Date” to such Schedule to read in its entirety as follows:

“Equipment Appraisal Condition” means, (i) provided no Default or Event of Default exists or has occurred, the receipt of an annual appraisal of the Net Liquidation Percentage applicable to Borrower’s Equipment, performed at Borrower’s expense, that is satisfactory to Lender in its sole discretion, and (ii) in the event a Default or an Event of Default exists or has occurred, the receipt of one or more appraisals of the Net Liquidation Percentage applicable to Borrower’s Equipment, performed at Borrower’s expense, that is satisfactory to Lender in its sole discretion.

“Second Amendment” means that certain Second Amendment to Credit and Security Agreement, dated as of June 26, 2013, by and among Lender, Borrower and Guarantors, as the same may be amended, modified, supplemented or restated from time to time.

“Second Amendment Effective Date” shall have the meaning assigned to such term in the Second Amendment.

b.           As of the Second Amendment Effective Date, Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the following definitions to read in their entirety as follows:

“Borrowing Base” means, as of any date of determination, the result of:

(a)           85% (less the amount, if any, of the Dilution Reserve, if applicable) of the amount of Eligible Accounts, plus

(b)           with respect to Eligible Inventory, the lowest of

(i)           $6,000,000,

(ii)           the sum of (x) with respect to Eligible Inventory consisting of raw materials,47% of the Value of Eligible Inventory consisting of raw materials (until the first anniversary of the Closing Date, when the percentage will be reduced to 40% in increments of 1% per month for seven months) and (y) with respect to Eligible Inventory consisting of finished goods, 74% of the Value of Eligible Inventory consisting of finished goods (until the first anniversary of the Closing Date, when the percentage will be reduced to 63% in increments of 2% per month for six months), or

     (iii)        the sum of (x) with respect to Eligible Inventory consisting of raw materials,100% of the Net Orderly Liquidation Value of Eligible Inventory consisting of raw materials (until the first anniversary of the Closing Date, when the percentage will be reduced to 85% in equal increments over a period of seven months) and (y) with respect to Eligible Inventory consisting of finished goods, 100% of the Net Orderly Liquidation Value of Eligible Inventory consisting of finished goods (until the first anniversary of the Closing Date, when the percentage will be reduced to 85% in equal increments over a period of six months); provided, however, the Lender, in its sole discretion, may reduce to 85% following its review of the results of a future appraisal; plus

(c)           the aggregate amount of Reserves, if any, established by Lender.

“Fixed Charges” means, with respect to any fiscal period of Borrower, the sum, without duplication, of (a) cash Interest Expense paid during such period (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense), (b) principal payments paid in cash in respect of Indebtedness paid during such period (excluding both the $334,862.56 paid on the Second Amendment Effective Date for the payment in full of the CAPEX Loan and the Equipment Term Loan and the amount of the Agreed Prepayment as of the Second Amendment Effective Date), including cash payments with respect to Capital Leases and any lease payments made by Borrower to GFN Mfg. used to repay Indebtedness of GFN Mfg. incurred in connection with any Permitted Real Property Acquisition, and (c) all Restricted Junior Payments (other than Pass-Through Tax Liabilities) and other distributions paid in cash during such period.

“Interest Rate Margin” means (i) with respect to Advances, 3.5 percentage points; (ii) with respect to the Restated Equipment Term Loan, 4.0 percentage points; and (iii) with respect to Term Loan “B”, 7.0 percentage points.

“Inventory Appraisal Condition” means, provided no Default or Event of Default exists or has occurred, the receipt of an appraisal of the Net Liquidation Percentage applicable to Borrower’s Inventory, performed at Borrower’s expense, (i) 6 months after the Closing Date, that is satisfactory to Lender in its sole discretion and, thereafter, (ii) twice annually until all Indebtedness has been paid in full.

c.           As of the Second Amendment Effective Date, a subsection (u) is added to the definition of “Eligible Inventory” in Schedule 1.1 to the Credit Agreement and shall read in its entirety as follows:

“(u)           it is a sub-assembly.”

d.           As of the Second Amendment Effective Date, subsection (a) of Section 2.2 of the Credit Agreement is hereby amended and restated and shall read in its entirety as follows::

“(a)           Restated Equipment Term Loan.  As of the Second Amendment Effective Date, the Equipment Term Loan and the CAPEX Loan were combined and reissued as the Restated Equipment Term Loan (as defined below).  Lender shall extend a secured term loan to Borrower through a single advance in an aggregate amount not in excess of $860,000 (the “Restated Equipment Term Loan”).  The Restated Equipment Term Loan shall be advanced on the Second Amendment Effective Date and secured by all the Collateral.  The principal of the Restated Equipment Term Loan shall be repaid monthly in arrears in 48 installments on the following dates and in the following amounts:

Date	Installment Amount
July 1, 2013	$17,916.67
August 1, 2013	$17,916.67
September 1, 2013	$17,916.67
October 1, 2013	$17,916.67
November 1, 2013	$17,916.67
December 1, 2013	$17,916.67
January 1, 2014	$17,916.67
February 1, 2014	$17,916.67
March 1, 2014	$17,916.67
April 1, 2014	$17,916.67
May 1, 2014	$17,916.67
June 1, 2014	$17,916.67
July 1, 2014	$17,916.67

Date	Installment Amount
August 1, 2014	$17,916.67
September 1, 2014	$17,916.67
October 1, 2014	$17,916.67
November 1, 2014	$17,916.67
December 1, 2014	$17,916.67
January 1, 2015	$17,916.67
February 1, 2015	$17,916.67
March 1, 2015	$17,916.67
April 1, 2015	$17,916.67
May 1, 2015	$17,916.67
June 1, 2015	$17,916.67
July 1, 2015	$17,916.67
August 1, 2015	$17,916.67
September 1, 2015	$17,916.67
October 1, 2015	$17,916.67
November 1, 2015	$17,916.67
December 1, 2015	$17,916.67
January 1, 2016	$17,916.67
February 1, 2016	$17,916.67
March 1, 2016	$17,916.67
April 1, 2016	$17,916.67
May 1, 2016	$17,916.67
June 1, 2016	$17,916.67
July 1, 2016	$17,916.67
August 1, 2016	$17,916.67
September 1, 2016	$17,916.67
October 1, 2016	$17,916.67
November 1, 2016	$17,916.67
December 1, 2016	$17,916.67
January 1, 2017	$17,916.67
February 1, 2017	$17,916.67
March 1, 2017	$17,916.67
April 1, 2017	$17,916.67
May 1, 2017	$17,916.67
June 1, 2017	$17,916.67

The outstanding unpaid principal balance and all accrued and unpaid interest on the Restated Equipment Term Loan shall be due and payable on the Termination Date. Any principal amount of the Restated Equipment Term Loan that is repaid or prepaid may not be reborrowed.”

e.           As of the Second Amendment Effective Date, Section 2.4(f) to the Credit Agreement is hereby amended by amending and restating Section 2.4(f) to read in its entirety as follows:

“(f)
Mandatory Prepayments.  If, at any time, (i) the Revolver Usage exceeds (A) the Borrowing Base or (B) the Maximum Revolver Amount, less Reserves (in accordance with Section 2.1(c)) at such time or (ii) (A) the sum of the outstanding principal balance of the Term Loan on such date plus the Revolver Usage on such date exceeds (B) the Maximum Credit, less Reserves (in accordance with Section 2.1(c)) at such time or (iii) if, following the annual appraisal of the Equipment of the Borrower’s and its Subsidiaries, (A) the sum of the outstanding principal balance of the Restated Equipment Term Loan on such date exceeds (B) 85% of the Net Orderly Liquidation Value of the Equipment (such excess amount described in clauses (i), (ii), and (iii) being referred to as the “Overadvance Amount”), then Borrower shall promptly, but in any event, within 3 Business Days, prepay either Advances (in the case of subsection (i) and (ii) above) or the Restated Equipment Term Loan (in the case of subsection (iii) above) in an aggregate amount equal to the corresponding Overadvance Amount.  If payment in full of the outstanding revolving loans is insufficient to eliminate the Overadvance Amount and Letter of Credit Usage continues to exceed the Borrowing Base, Borrower shall maintain Letter of Credit Collateralization of the outstanding Letter of Credit Usage. Lender shall not be obligated to provide any Advances during any period that an Overadvance Amount is outstanding.”

f.           As of the Second Amendment Effective Date, Section 6.2 to the Credit Agreement is hereby amended by amending and restating Section 6.2 to read in its entirety as follows:

                      “6.2           Collateral Reporting.  Satisfy the Equipment Appraisal Condition and provide Lender with each of the reports set forth on Schedule 6.2 at the times specified therein. In addition, Borrower agrees to use commercially reasonable efforts in cooperation with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.”

g.           As of the Second Amendment Effective Date, Section 7.7(a)(ii) to the Credit Agreement is hereby amended by amending and restating Section 7.7(a)(ii) to read in its entirety as follows:

“(ii)
make any payment on account of Indebtedness (including any payment in respect of any Subordinated Indebtedness) that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions (including the terms of the applicable Subordination Agreement), which subordination terms and conditions shall require that the applicable Permitted Payment Conditions shall have been satisfied in respect of each payment of such Indebtedness (including any payment in respect of any Subordinated Indebtedness); provided, however, following the Second Amendment Effective Date, a one-time payment of $650,000 may be made to GFN by the Borrower, or”

4.           CONDITIONS PRECEDENT TO EFFECTIVENESS OF SECOND AMENDMENT.  The effectiveness of this Second Amendment is subject to the full satisfaction of the following conditions precedent on or before 5:00 pm CDT, June 26, 2013, unless specifically waived or extended in writing by Lender:

4.1.           Lender shall have received this Second Amendment, duly executed by Borrower and each Guarantor

4.2.           Lender shall have received a payment of $350,000 on the Revolving Credit Facility upon the release of the funds in the Restricted Account and a payment of $334,862.56 to pay all Indebtedness related to the Equipment Term Loan and the CAPEX Loan.

4.3.           Lender shall be satisfied with all corporate proceedings taken in connection with the transactions contemplated by this Second Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel.

4.4.           The representations and warranties contained herein and in the Credit Agreement and the other Loan Documents shall be true and correct on and as of the Second Amendment Effective Date and the date on which all conditions precedent hereunder are satisfied, except to the extent that any such representations or warranties relate to an earlier specific date or dates.

4.5.           No Default or Event of Default under the Credit Agreement or the other Loan Documents shall have occurred and be continuing, unless such Default or Event of Default has been specifically waived in writing by Lender.

5.           ACKNOWLEDGEMENT OF GUARANTORS.

5.1.           GFN Reaffirmation.  GFN hereby acknowledges and agrees that (a) the Credit Agreement and each of the GFN Loan Documents is in full force and effect and continues to be the valid, legal and binding obligation of GFN to the extent GFN is a party thereto, and (b) the obligations arising thereunder are without offset or reduction.  GFN hereby (i) consents to the terms of this Second Amendment and agrees that nothing herein shall impair in any way its obligations under the Credit Agreement or any of the GFN Loan Documents and (ii) reaffirms each of its representations, warranties, covenants, guarantees and other agreements set forth in the Credit Agreement or any of the GFN Loan Documents.

5.2.           GFN Mfg Reaffirmation.  GFN Mfg hereby acknowledges and agrees that (a) the Credit Agreement and each of the GFN Mfg Loan Documents is in full force and effect and continues to be the valid, legal and binding obligation of GFN Mfg to the extent GFN Mfg is a party thereto, and (b) the obligations arising thereunder are without offset or reduction.  GFN Mfg hereby (i) consents to the terms of this Second Amendment and agrees that nothing herein shall impair in any way its obligations under the Credit Agreement or any of the GFN Mfg Loan Documents and (ii) reaffirms each of its representations, warranties, covenants, guarantees and other agreements set forth in the Credit Agreement or any of the GFN Mfg Loan Documents.

6.           ADDITIONAL COVENANTS; RATIFICATIONS; REPRESENTATIONS AND WARRANTIES.

6.1.           The terms and provisions set forth in this Second Amendment shall supersede all inconsistent terms and provisions set forth in the Credit Agreements and, except as expressly set forth in this Second Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.  The parties hereto agree that the Credit Agreement shall continue to be legal, valid, binding and enforceable in accordance with its terms, and this Second Amendment constitutes a Loan Document for all purposes.

6.2.           The Loan Parties hereby represent and warrant to Lender as to itself:

(a)           the execution, delivery and performance of this Second Amendment and any and all other agreements executed and/or delivered in connection herewith or therewith have been authorized by all requisite action on the part of the Loan Parties and their respective directors and shareholders, and will not violate the Governing Documents of any of the Loan Parties;

(b)           the representations and warranties contained in this Second Amendment and the Credit Agreement are true and correct on and as of the date hereof as though made on and as of such date, except to the extent that breaches thereof are specifically waived by this Second Amendment;

(c)           no Default or Event of Default has occurred and is continuing;

(d)           Loan Parties are in full compliance with all covenants and agreements contained in the Credit Agreement (and the Loan Documents);

(e)           the consummation of this Second Amendment will not (i) violate any provision of the organizational documents or governing instruments; (ii) violate any judgment, order, ruling, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, any of the Loan Parties; or (iii) constitute a violation by any of the Loan Parties of any law or regulation of any jurisdiction applicable to any of the Loan Parties;

(f)           this Second Amendment was reviewed by each of the Loan Parties, who acknowledges and agrees that such Loan Party (i) understands fully the terms of this Second Amendment and the consequences of the issuance hereof, (ii) has been afforded an opportunity to have this Second Amendment reviewed by, and to discuss this Second Amendment with, such attorneys and other Persons as Borrower may wish, and (iii) has entered into this Second Amendment of its own free will and accord and without threat or duress; and

(g)           this Second Amendment and all information furnished to Lender is made and furnished in good faith, for value and valuable consideration; and this Second Amendment has not been made or induced by any fraud, duress or undue influence exercised by Lender or any other Person.

7.           MISCELLANEOUS.

7.1.           Misrepresentation.  Borrower shall indemnify and hold Lender (and each of its officers, agents, employees, affiliates, and representatives) harmless from and against any losses, damages, costs and expenses (including attorneys’ fees) incurred by Lender as a direct or indirect result of (a) any breach of any representation or warranty contained in this Second Amendment, or (b) any breach or default under any of the covenants or agreements contained in this Second Amendment.

7.2.           Covenants and Agreements.  Borrower hereby agrees and acknowledges that it is, well and truly indebted to Lender pursuant to the terms of the Loan Documents and hereby agrees to observe, comply with and perform all of the obligations, terms and conditions under or in connection with the Loan Documents.

7.3.           Ratification of Liens and Security Interests.  Each of the Loan Parties hereby acknowledges and agrees that the liens and security interests of Lender, as more fully described in Credit Agreement and the other Loan Documents, are valid and subsisting liens and security interests and are superior to all liens and security interests other than those exceptions approved by Lender in writing and as otherwise permitted under the Credit Agreement.

7.4.           No Waiver.  Each of the Loan Parties agrees that nothing contained in this Second Amendment shall affect or impair the validity or priority of the liens and security interests under any of the Loan Documents.  Lender further reserves all of its rights under Loan Documents, except as expressly modified herein.

7.5.           Survival of Representations and Warranties.  Except as provided otherwise in this Second Amendment, all representations and warranties made in the Credit Agreement and the other Loan Documents including, without limitation, any document furnished in connection with this Second Amendment, shall survive the execution and delivery of this Second Amendment, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

7.6.           Reference to Credit Agreement.  Each of the Loan Documents and the Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

7.7.           Expenses of Lender.  Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Second Amendment and any other agreements executed pursuant hereto, including, without limitation, the reasonable costs and fees of Lender’s legal counsel.  Borrower acknowledges that Lender may debit Borrower’s account to pay such costs and expenses without further consent of, or notice, to Borrower.  Further, Borrower acknowledges that, at the execution and delivery of this Second Amendment, Lender may debit Borrower’s account to pay costs and expenses, including Lender’s attorneys’ fees, incurred at such time.

7.8.           Severability.  Any provision of this Second Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Second Amendment, and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

7.9.           Successors and Assigns.  This Second Amendment will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

7.10.           Headings.  The headings of the sections and subsections of this Second Amendment are inserted for convenience only and do not constitute a part of this Second Amendment.

7.11.           Counterparts.  This Second Amendment may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.  However, no party shall be required to exhibit or prove all counterparts of the original agreement to make proof of same, rather each counterpart shall constitute an enforceable agreement against the party who has executed the same.

7.12.           Facsimile and Electronic Execution. This Second Amendment may be executed and delivered by facsimile or other electronic transmission, and the production of a facsimile counterpart shall have the same force and effect as production of an originally executed counterpart for all purposes.

7.13.           No Commitment.  Each of the Loan Parties agrees that Lender has not made any commitment or other agreement regarding further amendment the Credit Agreement or the other Loan Documents.  Each of the Loan Parties warrants and represents that each of the Loan Parties has not, and will not, rely on any commitment or other agreement on the part of Lender unless such commitment or agreement is in writing and signed by Lender.

7.14.           Survival.  All representations, warranties, covenants and agreements of the parties made in this Second Amendment shall survive the execution and delivery hereof, until such time as all of the obligations of the parties hereto shall have lapsed in accordance with their respective terms or shall have been discharged in full.

7.15.           Time of Essence.  The parties to this Second Amendment have agreed specifically with regard to the times for performance set forth in this Second Amendment.  Further, the parties to this Second Amendment acknowledge that the agreements with regard to the times for performance are material to this Second Amendment.  Therefore, the parties agree and acknowledge that time is of the essence to this Second Amendment.

7.16.           Agreement Binding on Borrower and Guarantors.  The Loan Parties agree that this Agreement will be binding on each of the Loan Parties and their respective successors and assigns; provided, no obligation or right hereunder shall be assignable by any Borrower Party (whether voluntarily, involuntarily or by operation of law) without the prior written consent of Lender.

7.17.           Law Governing.  THIS SECOND AMENDMENT SHALL BE DEEMED TO HAVE BEEN SUBSTANTIALLY NEGOTIATED AND MADE IN THE STATE OF TEXAS AND SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF TEXAS APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN, WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

7.18.           Waiver; Modification.  NO PROVISION OF THIS SECOND AMENDMENT MAY BE WAIVED, CHANGED OR MODIFIED, OR THE DISCHARGE THEREOF ACKNOWLEDGED, ORALLY, BUT ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHOM THE ENFORCEMENT OF ANY WAIVER, CHANGE, MODIFICATION OR DISCHARGE IS SOUGHT.  NO DELAY ON THE PART OF LENDER IN EXERCISING ANY RIGHT, POWER OR PRIVILEGE HEREUNDER, SHALL OPERATE AS A WAIVER THEREOF, NOR SHALL ANY WAIVER OF ANY RIGHT, POWER OR PRIVILEGE HEREUNDER OPERATE AS A WAIVER OF ANY OTHER RIGHT, POWER OR PRIVILEGE HEREUNDER, NOR SHALL ANY SINGLE OR PARTIAL EXERCISE OF ANY RIGHT, POWER OR PRIVILEGE HEREUNDER PRECLUDE ANY OTHER OR FURTHER EXERCISE THEREOF, OR THE EXERCISE OF ANY OTHER RIGHT, POWER OR PRIVILEGE HEREUNDER.  ALL RIGHTS AND REMEDIES HEREIN PROVIDED ARE CUMULATIVE AND ARE NOT EXCLUSIVE OF ANY RIGHTS OR REMEDIES, WHICH THE PARTIES HERETO MAY OTHERWISE HAVE AT LAW OR IN EQUITY.

7.19.           Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE LOAN PARTIES HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

7.20.           Final Agreement.  THIS SECOND AMENDMENT AND THE LOAN DOCUMENTS REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS SECOND AMENDMENT IS EXECUTED.  NEITHER THIS SECOND AMENDMENT NOR THE LOAN DOCUMENTS MAY BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.21.           Release. EACH OF THE BORROWER AND GUARANTORS HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE INDEBTEDNESS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER OR ANY OF ITS AFFILIATES, PARTICIPANTS OR ANY OF THEIR RESPECTIVE DIRECTORS OFFICERS, AGENTS, EMPLOYEES, OR ATTORNEYS.  EACH OF THE BORROWER AND GUARANTORS HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, AND ITS AFFILIATES AND PARTICIPANTS, AND EACH OF THEIR RESPECTIVE PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS SECOND AMENDMENT IS EXECUTED, WHICH SUCH PERSON MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE OBLIGATIONS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS SECOND AMENDMENT.  EACH OF THE BORROWER AND GUARANTORS HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST LENDER, ANY OF ITS AFFILIATES, AND PARTICIPANTS, AND THEIR RESPECTIVE SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, EMPLOYEES, AND PERSONAL AND LEGAL REPRESENTATIVES ARISING OUT OF OR RELATED TO AGENT’S OR LENDER’S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS MADE IN CONNECTION WITH ADMINISTERING, ENFORCING, MONITORING, COLLECTION OR ATTEMPTING TO COLLECT THE OBLIGATIONS PRIOR TO THE SECOND AMENDMENT EFFECTIVE DATE.

[Remainder of page intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, Borrower, Guarantors, and Lender have caused this Second Amendment to be executed and delivered as of the date first written.

BORROWER AND GUARANTORS:

Southern Frac, LLC

By:                 /s/ Cindy McSpadden

Name:            Cindy McSpadden

Title:              Chief Financial Officer

GFN Manufacturing Corporation

By:                 /s/ Charles E. Barrantes

Name:            Charles E. Barrantes

Title:              Director

General Finance Corporation

By:                 /s/ Charles E. Barrantes

Name:            Charles E. Barrantes

Title:              Executive Vice President and Chief Financial Officer

LENDER:

Wells Fargo Bank, National Association

By:                  /s/ Ron Zeiber

Name:             Ron Zeiber

Title:               Authorized Signatory